Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230476

Prospectus Supplement
(to Prospectus dated April 11, 2019)

4,000,000 Shares

Common Stock

We are offering 4,000,000 shares of our common stock.  Our common stock is listed on the Nasdaq Capital Market under the symbol “DZSI.” On January 25, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $16.00 per share.

DASAN Networks, Inc. (“DNI”), a significant stockholder of the company, has indicated its intention to purchase from the underwriters approximately 600,000 shares of our common stock at the price per share paid by the public.  However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to DNI, or DNI may determine to purchase more, less or no shares in this offering.  Accordingly, there can be no assurance that DNI may participate, and if it does, there can be no assurance as to the number of shares that it may purchase.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus and the documents incorporated by reference herein and therein before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$14.00	$56,000,000
Underwriting discounts and commissions (1)	$0.91	$3,640,000
Proceeds to DZS Inc., before expenses	$13.09	$52,360,000

(1) We have agreed to reimburse the underwriters for certain expenses incurred in this offering, and the underwriters have agreed to reimburse us for certain amounts payable in connection with this offering.  See “Underwriting.”

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 600,000 shares of our common stock on the same terms as set forth above.  If the underwriters exercise their option in full, the total public offering price will be $64,400,000, underwriting discounts and commissions payable by us will be $4,186,000 and the total proceeds to us, before expenses, will be $60,214,000.

The underwriters expect to deliver the shares of common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment in immediately available funds to purchasers on or about January 29, 2021.

Joint Book-Running Managers

Stifel	Needham & Company	B. Riley Securities
Co-Managers
Craig-Hallum Capital Group		Northland Capital Markets

Prospectus Supplement, dated January 26, 2021

S-i

About this Prospectus Supplement

In this prospectus supplement, unless the context otherwise indicates, the terms “DZS,” the “Company,” “we,” “our” and “us” or similar terms refer to DZS Inc. (formerly known as DASAN Zhone Solutions, Inc.), including its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus dated April 11, 2019 are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.  This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors.  We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering.  Generally, when we refer to this “prospectus,” we are referring to both documents combined.  If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.  However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.  You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision.  You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.  We have not, and the underwriters have not, authorized anyone to provide you with information that is different.  We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

This prospectus supplement and the accompanying prospectus and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information.  Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information.  In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement.  Accordingly, investors should not place undue reliance on this information.

We use our registered trademarks in this prospectus.  All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners.  Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.  Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-ii

Prospectus Supplement Summary

This summary provides a brief overview of information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus.  Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock.  You should carefully read this entire prospectus supplement, the accompanying prospectus, and any free writing prospectus distributed by us before making an investment decision, including the information presented under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Information” in this prospectus supplement and the financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a global provider of ultra-broadband network access solutions and communications platforms deployed by advanced Tier 1, 2 and 3 service providers and enterprise customers.  Our solutions are deployed by over 1,000 customers in more than 100 countries worldwide.

Our ultra-broadband solutions are focused on creating significant value for our customers by delivering innovative solutions that empower global communication advancement by shaping the internet connection experience.  Every connection matters, and the first connection to the internet and cloud services applications matters the most.  Our principal focus is centered around enabling our customers to connect everything and everyone to the internet-cloud economy via ultra-broadband connectivity solutions.

We research, develop, test, sell, manufacture and support communications equipment in three major areas: mobile transport, broadband access and connected premises, as discussed below.  We have extensive regional development and support centers around the world to support our customer needs.  As of December 31, 2020, we employed over 726 personnel worldwide.

Industry Background

We believe that expansion in our worldwide business is driven by the increased demand of subscribers and cloud service providers for mobile and fixed network access solutions and communications equipment that enable or support access to higher speed bandwidth access to the internet.

Furthermore, increased competition between service providers for subscriber business has resulted in significant investment pressure to upgrade network infrastructure to meet growing bandwidth needs.  Broadband access networks must be multiservice in nature and must have extensive quality of service guarantees in order to support 5th generation wireless technologies (“5G”), mobile fronthaul/backhaul, symmetric business services and residential services, as well as virtual overlay networks for alternative operators and wholesale access.

In recent years, the growth of social communications and networking has placed significant demands on legacy access infrastructure, which has been challenging for the industry, even for the newest and most advanced subscribers.  Increased subscriber usage of smartphone, video streaming services, PC gaming services and high definition and ultra-high definition televisions has increased the demand for music, pictures, user-generated content (as found on many video-sharing sites) and high definition video, which have all become a growing part of subscribers’ regular exchange of information.

Trends such as software as a service (SaaS), Cloud, Internet of things (IoT), and 5G have also increased the demand for broadband network access.  All of these new technologies share a common dependency on high-bandwidth communication networks and sophisticated traffic management tools. As bandwidth demands continue to increase, carriers need to continue to upgrade their network infrastructure to support such demand. The infrastructure upgrade cycle typically has the effect of moving bandwidth bottlenecks from one part of the network to another (such as a carrier’s access network, core network or data centers), depending on the selection of technology and costs.

It is widely acknowledged in the industry that a fiber-optic broadband access network is the preferred network architecture for a broadband fixed network. This network architecture is commonly called Fiber to the Premises (“FTTP”) for business subscribers or Fiber to the Home (“FTTH”) for residential subscribers. With FTTH, all services are generally delivered at the premise through smart optical networking units (“ONT”).  The Fiber to the Node (“FTTN”) architecture is also deployed where the fiber-optic cable terminates at a street cabinet which contains a Digital Subscriber Line Access Multiplexer (“DSLAM”) or Multiple Service Access Node (“MSAN”) that then provides higher speed services to their customers over the last mile legacy copper wireline infrastructure. With the shift away from the legacy copper telephone Time-division Multiplexing (“TDM”) switches (used in carrier networks from the 1980’s to the early 2000’s), many carriers that continue to provide services over copper wireline networks are decommissioning their legacy telephone switches and moving services over to Voice over Internet Protocol (“VoIP”) platforms via an MSAN/Softswitch solution. Our broadband access products and solutions are designed to address all these fiber configurations, commonly referred to as (“FTTx”), by allowing carriers and service providers to either use fiber-optic networks or leverage their existing deployed copper networks to offer broadband services to customer premises.

With respect to mobile wireless networks, the popularity of mobile smartphones and increasing demand for mobile data has forced mobile network operators to upgrade their mobile access technologies from 3rd generation wireless (“3G”) to 4th generation wireless (“4G” or “LTE”) and to 5G. These technology upgrades are typically accompanied by network infrastructure upgrades, including upgrades to the carriers’ access networks (referred to as “mobile fronthaul/backhaul”), core networks and data centers. Our mobile fronthaul/backhaul products, which have features for time sensitive networks, provide a robust, manageable and scalable solution for mobile network operators that enable them to upgrade their mobile fronthaul/backhaul systems and migrate to 4G and 5G.

Another growing industry trend is the desire of carriers and service providers to simplify network operation and reduce costs. Increasingly, we see network operators seeking to reduce the number of active components in their networks and to centralize network data and control in data centers, both of which require network redesigns and upgrades.  Our FiberLAN portfolio of Passive Optical LAN (“POL”) products, as well as our Ethernet switching products and software defined networks (“SDN”) and Network Function Virtualization (“NFV”) tools and building blocks, are designed to address these market trends, with POL emerging as a popular customer choice for network upgrades.

Our Solutions and Platforms

Our ultra-broadband network access solutions and communications platforms include products in the following three major areas: mobile transport, broadband access and connected premises.

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Mobile Transport.  Our mobile transport products provide a robust, manageable and scalable solution for mobile operators that enable them to upgrade their mobile fronthaul/backhaul systems and migrate to 5G and beyond. Our mobile backhaul products may be collocated at the radio access node base station and can aggregate multiple radio access node base stations into a single backhaul for delivery of mobile traffic to the radio access node network controller.  Our products support pure Ethernet switching as well as layer 3 IP and Multiprotocol Label Switching (“MPLS”), and we interoperate with other vendors in these networks.

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Broadband Access.  Our broadband access products offer a variety of solutions for carriers and service providers to connect residential and business customers, either using high-speed fiber or leveraging their existing deployed copper networks to offer broadband services to customer premises. Once our broadband access products are deployed, the service provider can offer voice, high-definition and ultra-high-definition video, high-speed internet access and business class services to their customers. In addition, the switching and routing products we provide in this space offer a high-performance and manageable solution that bridges the gap from carrier access technologies to the core network.

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Connected Premises.  Our connected premises products are designed for high bandwidth services being deployed to the home or business.  Our connected premises portfolio consists of indoor/outdoor ONT gateways delivering best-in-class data throughout to support the most demanding FTTx applications.  The product feature set gives service providers an elegant migration path from legacy to softswitch architectures without replacing optical network terminals (“ONTs”).

In addition, we have put in place an SDN and NFV strategy to develop solutions across these three major areas.  Our SDN/NFV strategy will allow service providers to migrate their networks’ full complement of legacy control plane and data plane devices to a centralized intelligent controller that can reconfigure the services of the hundreds of network elements in real time for more controlled and efficient provision of bandwidth and latency across the network. The migration to SDN/NFV will provide better service for end customers and a more efficient and cost-effective use of hardware resources for service providers.

Our Strategy

The principal elements of our strategy include:

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Global Presence.  We have a diversified customer base that includes more than 1,000 customers in more than 100 countries worldwide.  We provide our network access solutions to Tier 1 carriers in the Asia-Pacific region, the Middle East region and Europe, as well as Tier 2 and Tier 3 carriers in North America and Latin America.  We have recently announced our intent to significantly grow our business in North America and in Europe, the Middle East and Africa (“EMEA”) to complement our strong presence in Asia and Latin America.  We leverage our global infrastructure, including sales offices all over the world, leading research and development centers in the United States, Germany, the Republic of Korea (“Korea”), and Vietnam, and manufacturing capabilities in the United States, Germany, Korea, and China, to support our customer base.

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Leading FTTx Market Position.  We enjoy a strong leadership position in the FTTx network access space. As a global industry leader in FTTx ONT and Optical Line Termination (OLT) portfolio options, we shipped more than 2.0 million

ONTs in 2019, which we believe positions us as a top two leader, by volume, in the broadband fiber access market, excluding Chinese equipment manufacturers.  We offer customers an extensive choice of indoor and outdoor fiber demarcation and fully integrated smart gateway’s with telephone data, POE, Wi-Fi 5 and OTT STB capabilities and other service interfaces. In the FTTx OLT category, we offer the industry’s largest portfolio of modular chassis and single platforms for deployment in datacenter, central office, extended temperature environments and multi dwelling unit (MDU) scenarios.

•	Strategic Mergers and Acquisitions. In addition to organic growth, we may from time to time seek to expand our operations and capabilities through strategic acquisitions.

On January 20, 2021, we announced our definitive agreement to acquire Optelian, a leading optical networking solution provider based in Ottawa, Ontario, Canada, and its portfolio of optical transport solutions.  See “—Recent Developments—Optelian Acquisition” for more information on this acquisition.

On January 3, 2019, we acquired Keymile GmbH (“Keymile”) to expand our business efforts in the EMEA region by acquiring experienced employees in sales and marketing, support and services, manufacturing, and research and development groups. This also expanded our in-house manufacturing and logistics and procurement capacity. The Keymile Multi-service Access Nodes (MSAN) portfolio complement the DZS existing portfolio by offering leading class point-to-point active FTTx Ethernet and copper-based access technology based on VDSL/Vectoring and G. Fast technology as well as VoIP gateway features.  In addition, Keymile has a broad base of customers, comprised primarily of Tier 1 and Tier 2 service providers, across 35 countries, which further offers DZS customer and geographic diversification, particularly in Europe.  The DZS regional EMEA headquarters is located in the Keymile facilities in Hannover, Germany.

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Technology Leadership.  We believe that our future success is built upon our investment in the development of advanced communications technologies.  This belief is reflected in our employee base, where more than 50% of our workforce is in research and development.  We also benefit from a strong engineering lineage, and we believe we were one of the pioneers, in the early 2000’s, in fiber based broadband access technology.  We intend to continue to focus on research and development to maintain our leadership position in broadband network access solutions and communications equipment.  These development efforts include innovating around 5G mobile fronthaul/backhaul technology with our leading Tier 1 carriers, developing a new generation of SDN/NFV solutions for unified wired and wireless networks, delivering a “plug and play” FiberLAN™ 2.0 solution to enhance usability and drive faster return on investment for our enterprise customers, upgrading our broadband access technology for 10 and 25/100 gigabyte access speeds, introducing our cloud managed Wi-Fi solutions and data analytics offerings and exploring distributed ledger and block chain technology for the telecommunications industry.

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Ecosystem Partners.  We believe there is further opportunity to grow sales through our channel partners, particularly with distributors, value-added resellers, system integrators, as well as with municipalities and government organizations.  We have a track record of building a diverse but targeted network of partners to help drive growth in specific segments of our business or in specific geographies.  For FiberLAN, we are working with distributors, value added resellers, and system integrators to broaden our enterprise go to market presence.  In India, we are working closely with municipalities to deploy their initial fiber-to-the-home vision and help deliver high speed broadband access to residents.

Recent Developments

Estimated Results for the Fourth Quarter and Fiscal Year 2020

Based on a preliminary review of our results for the quarter and year ended December 31, 2020, we currently estimate that (i) the Company generated net revenues of between $88.5 to $89.5 million for the quarter and $300.5 to $301.5 million for the fiscal year and (ii) as of December 31, 2020, the Company had approximately $54.4 million in cash, cash equivalents and restricted cash, and $43.6 million in total debt.  These initial estimates are preliminary only and are subject to revision based on the completion of our year-end accounting and financial reporting processes that are necessary to finalize our financial statements as of and for the year ended December 31, 2020.  Considering the preliminary nature of these estimated results, which are based on incomplete information currently available to us, there can be no assurance that these estimates will be realized.  Our actual results for the year ended December 31, 2020 may differ materially from these estimates, and accordingly undue reliance should not be placed on these preliminary estimates.  See “Risk Factors” and “Special Note Regarding Forward-Looking Information” elsewhere in this prospectus supplement.

The estimated financial information included in the paragraph above has been prepared by, and is the responsibility of, the Company’s management.  Neither Grant Thornton LLP nor PricewaterhouseCoopers LLP has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to this estimated financial information and, accordingly, neither Grant Thornton LLP nor PricewaterhouseCoopers LLP expresses an opinion or any other form of assurance with respect thereto.  The Grant Thornton LLP and

PricewaterhouseCoopers LLP reports incorporated by reference in this prospectus supplement relate to certain of the Company’s previously issued financial statements.  They do not extend to this financial information and should not be read to do so.

Optelian Acquisition

On January 20, 2021, we announced that we signed a definitive agreement to acquire Optelian, a leading optical networking solution provider based in Ottawa, Ontario, Canada, and its portfolio of optical transport solutions.  The Optelian solutions have completed the Telcordia OSMINE certification process required for deployment by Tier 1 service providers in North America and are expected to enhance our DZS xHaul and broadband access solutions portfolios with optical systems that complement our extensive DZS portfolio of packet-based products.  In addition to intellectual property and products, the acquisition is expected to bolster our research and development, operations, sales and corporate functions.

Optelian is a provider of dynamic, carrier-grade optical networking solutions to many of the largest service providers in North America.  We believe the Optelian acquisition complements and strengthens our portfolio of xHaul and broadband access solutions, which now includes environmentally hardened optical transport products optimized for mobile backhaul.

Corporate and Officer Developments

On August 26, 2020, we filed a Certificate of Amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State to change our name from Dasan Zhone Solutions, Inc. to “DZS Inc.”. The Company’s trading symbol “DZSI” did not change.

Effective August 1, 2020, Charlie Vogt was appointed as the President and Chief Executive Officer of DZS Inc.  In addition, Mr. Vogt was elected as a new member of the Board, also effective August 1, 2020.  In connection with Mr. Vogt’s appointment, Il Yung Kim ceased to serve as President and Chief Executive Officer of DZS Inc. and as a member of the Board, effective July 31, 2020. Prior to joining the Company, Mr. Vogt was most recently President and Chief Executive Officer of ATX Networks Corp., a leader in broadband access and media distribution, where he led the company through extensive transformation and growth since February 2018 and remains a member of its board. From July 2013 to January 2018, Mr. Vogt served as President and Chief Executive Officer of Imagine Communications, where he directed the company through change as it evolved its core technology, including large-scale restructuring and rebranding and multiple technology acquisitions as he implemented a vision and growth strategy. Before joining Imagine Communications Corp., Mr. Vogt was President and Chief Executive Officer of GENBAND US LLC (today known as Ribbon Communications), where he transformed the company from a startup to a global leader in voice over IP and real-time IP communications solutions. His professional career has also included leadership roles at Taqua (Tekelec), Lucent Technology (Nokia), Ascend Communications (Lucent), ADTRAN, Motorola and IBM.

On August 1, 2020, the Company completed the relocation of its corporate headquarters from Alameda, California to Plano, Texas. In connection with the relocation, the Company entered into sublease agreements with Huawei Technologies, Inc. and Futurewei Technologies, Inc. to sublease an aggregate of approximately 16,300 square feet located at 5700 Tennyson Parkway, Plano, Texas. In September 2020, the Company entered into a lease agreement for approximately 10,300 square feet of additional office space at its headquarters in Plano, TX.

DZS Japan Financing

On June 1, 2020, DZS Japan, Inc. (“DZS Japan”) entered into an assignment agreement with JECC Corporation to factor 1,258,822,828 YEN (approximately $11.6 million) of accounts receivables from one of its customers. JECC assessed a discount equivalent to 5,964,328 YEN (approximately $0.05 million) (or approximately 0.474% of the amount factored, with a stated factoring rate of 1.575% based on the days remaining from factoring to expected receivable collection). DZS Japan received 1,252,588,500 YEN (approximately $11.65 million) on June 19, 2020.  A portion of the secured borrowing balance was repaid during the third quarter of 2020, with the remaining balance repaid in December 2020.

DNI Loans

On March 5, 2020, DASAN Network Solutions, Inc. (“DNS Korea”), the Company’s wholly-owned, indirect subsidiary, entered into a Loan Agreement with DNI, pursuant to which DNS Korea borrowed KRW 22.4 billion (approximately $18.5 million) from DNI (the “March 2020 DNI Loan”).  DNS Korea subsequently loaned all of such borrowed funds to the Company. DNI is a significant stockholder of the Company, holding approximately 43.1% of the Company’s outstanding common stock as of January 22, 2021. Interest is payable semi-annually on the March 2020 DNI Loan at an annual rate of 4.6% and the March 2020 DNI Loan matures on March 11, 2022. As of January 22, 2021, approximately $20.3 million was outstanding under the March 2020 DNI Loan and approximately $29.5 million was outstanding under all loans from DNI to DNS Korea (including the March 2020 DNI Loan) (collectively, the “DNI Loans”). We intend to use a portion of the net proceeds from this offering to repay the approximately $29.5 million in outstanding borrowings under the DNI Loans. See “Use of Proceeds.”

Corporate Information

DZS Inc. (formerly known as DASAN Zhone Solutions, Inc.) was incorporated under the laws of the state of Delaware in June 1999.  Our principal executive offices are located at 5700 Tennyson Parkway, Suite 400, Plano, Texas 75024.

Website

Our investor website address is http://investor-dzsi.com.  The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	DZS Inc.
Common Stock Offered by Us	4,000,000 shares of common stock (or 4,600,000 shares if the underwriters exercise their option to purchase additional shares in full)
Common Stock to Be Outstanding	25,957,869 shares of common stock (or 26,557,869 shares if the
after this Offering	underwriters exercise their option to purchase additional shares in full)

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase up to an additional 600,000 shares of our common stock.  This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from this offering to repay the approximately $29.5 million in outstanding borrowings under the DNI Loans and for general corporate purposes, which may include funding acquisitions.  See “Use of Proceeds.”

Risk Factors

You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to invest in our common stock.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “DZSI.”

The number of shares of common stock to be outstanding after this offering is based on 21,957,869 shares outstanding as of December 31, 2020, and excludes as of that date:

•	2,777,284 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $8.98 per share;
•	415,694 shares of common stock issuable upon the vesting of outstanding restricted stock units under the Company’s 2017 Incentive Award Plan (as amended, the “2017 Incentive Award Plan”); and
•	246,427 shares of common stock reserved for future issuance under our 2017 Incentive Award Plan and the Company’s 2018 Employee Stock Purchase Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 600,000 shares of our common stock.

Risk Factors

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock.  If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected.  This could cause the trading price of our common stock to decline and you may lose all or part of your investment.  The risks described below are not the only ones that we face.  Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering and our Common Stock

There is a limited public market of our common stock.  In addition, we expect our stock price to be volatile, and you may lose some or all of your investment.

There is a limited public market for our common stock.  The average daily trading volume in our common stock during the three months ended December 31, 2020 was approximately 54,374 shares per day.  We cannot provide assurances that a more active trading market will develop or be sustained, which could depress the trading price of our common stock.  As a result of low trading volume in our common stock, the purchase or sale of a relatively small number of shares of our common stock could result in significant price fluctuations and it may be difficult for holders to sell their shares without depressing the market price of our common stock.

Moreover, the market price of our common stock has been volatile in the past.  For example, between December 31, 2019 and December 31, 2020, the market price for our common stock ranged from $2.90 to $16.29.  Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares or at all.  The market price of our common stock could fluctuate significantly for various reasons, which include:

•	our failure to meet forecasts of securities analysts regarding our quarterly financial performance, as well as our own publicly disclosed forecasts or “guidance”;
•	commercial acceptance of our products and services;
•	fluctuations in demand for network access products;
•	fluctuation in gross margin;
•	our ability to attract and retain qualified and key personnel;
•	the timing and size of orders from customers;
•	the ability of our customers to finance their purchase of our products as well as their own operations;
•	new product introductions, enhancements or announcements by our competitors;
•	our ability to develop, introduce and ship new products and product enhancements that meet customer requirements in a timely manner;
•	changes in our pricing policies or the pricing policies of our competitors;
•	the loss of or failure to renew on commercially reasonable terms any third-party licenses necessary for or relating to our products;
•	the ability of our company and our contract manufacturers to attain and maintain production volumes and quality levels for our products;
•	our ability to obtain sufficient supplies of sole or limited source components;
•	increases in the prices of the components we purchase, or quality problems associated with these components;

•	unanticipated changes in regulatory requirements which may require us to redesign portions of our products;
•	changes in accounting rules;
•	our ability to integrate and operate any acquired businesses;
•	our ability to achieve targeted cost reductions;
•	how well we execute on our strategy and operating plans;
•	general economic conditions as well as those specific to the communications, internet and related industries; and
•	the economic uncertainty created by the ongoing COVID-19 pandemic, including its potentially adverse impact on all the foregoing factors.

DNI, our largest stockholder, owned approximately 9.5 million shares of our common stock as of December 31, 2020 and has registered the resale of those shares with the SEC. Our stock price could suffer a significant decline as a result of any sudden increase in the number of shares sold in the public market or market perception that the increased number of shares available for sale will exceed the demand for our common stock.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies.  Broad market and industry factors may significantly affect the market price of our common stock, regardless of our actual operating performance.  In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies.  If litigation is instituted against us, it could result in substantial costs and a diversion of our management’s attention and resources.

Future sales of our common stock could cause the market price for our common stock to decline.

We may in the future sell additional shares of common stock in subsequent public or private offerings.  In addition, DNI may in the future sell up to the approximately 9.5 million shares of our common stock that it holds.  The shares may be offered from time to time, separately or together, directly by us or DNI or through underwriters, dealers or agents at amounts, prices, and other terms to be determined at the time of the offering.

We may also issue additional shares of common stock to finance future acquisitions through the use of equity.  For example, we issued approximately 9.5 million shares of our common stock to DNI in connection with our acquisition of Dasan Network Solutions, Inc. in 2016.  In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, restricted stock units and other equity awards pursuant to our employee benefit plans.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock prevailing from time to time.  Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

The shares of common stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act (other than any shares acquired by DNI).  In connection with this offering, we, our directors and executive officers have agreed with the underwriters to a “lock-up,” pursuant to which neither we nor they will sell, hedge or otherwise dispose of any shares without the prior written consent of Stifel, Nicolaus & Company, Incorporated and Needham & Company, LLC for 90 days after the date of this prospectus supplement, subject to certain exceptions.  See “Underwriting.” Following the expiration of the applicable lock-up period, all these shares of our common stock will also be eligible for future sale.

In the future, we may also issue our securities if we need to raise capital in connection with a capital expenditure or acquisition.  The amount of shares of our common stock issued in connection with a capital expenditure or acquisition could constitute a material portion of our then-outstanding shares of common stock.  Any perceived excess in the supply of our shares in the market could negatively impact our share price and any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways that may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering.  In addition to the repayment of the DNI Loans, we intend to use a portion of the net proceeds from this offering for general corporate purposes, which may include funding acquisitions.  See “Use of Proceeds.” As a result, our management will have considerable discretion in the application of such net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  Such net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

DNI owns a significant amount of our outstanding common stock and has the ability to exert significant influence or control over any matters that require stockholder approval, including the election of directors and the approval of certain transactions, and DNI’s interests may conflict with the interests of other stockholders.

As of December 31, 2020, DNI owned approximately 43.2% of the outstanding shares of our common stock, representing a significant amount of the votes entitled to be cast by the holders of our outstanding common stock at a stockholder meeting. Due to its significant ownership percentage of our common stock, DNI has the ability to substantially influence or control the outcome of any matter submitted for the vote of our stockholders, including the election of directors and the approval of certain transactions. The interests of DNI may conflict with the interests of our other stockholders or with holders of our indebtedness and may cause us to take actions that our other stockholders or holders of our indebtedness do not view as beneficial.

DNI’s large concentration of stock ownership may make it more difficult for a third party to acquire us or discourage a third party from seeking to acquire us. Any potential third-party acquirer would most likely need to negotiate any such transaction with DNI, and the interests of DNI with respect to such transaction may be different from the interests of our other stockholders or with holders of our indebtedness.

Additionally, two of the Company’s directors serve as executive officers of DNI – Min Woo Nam is the Chief Executive Officer and Chairman of the Board of Directors of DNI and Choon Yul Yoo is the Chief Operating Officer of DNI. Messrs. Nam and Yoo owe fiduciary duties to us and, in addition, have duties to DNI. As a result, these directors may face real or apparent conflicts of interest with respect to matters affecting both us and DNI.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our common stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders (except for causes of action arising under the federal securities laws), which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated bylaws (the “Bylaws”) provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;
•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders;
•	any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or our Bylaws; and
•

any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, that with respect to any derivative action or proceeding brought on our behalf to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder, the exclusive forum will be the federal district courts of the United States. The exclusive forum provision in our Bylaws does not apply to resolving any complaint asserting a cause of action arising under the Securities Act.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

Our limitation of liability and indemnification provisions could harm our stockholders’ investments and discourage them from suing our directors for breach of their fiduciary duties.

The limitation of liability and indemnification provisions in our Certificate of Incorporation, as restated, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Risks Directly Related to the Ongoing COVID-19 Pandemic

The COVID-19 pandemic has had a material impact on our business and could have a further material adverse effect on our business, financial condition and results of operations.

In December 2019, a strain of coronavirus, now known as COVID-19, was reported to have surfaced in Wuhan, China. Since that time, the widespread and sustained transmission of the virus has reached global pandemic status. In response to the pandemic, many national and international health agencies have recommended, and many countries and state, provincial and local governments have implemented, various measures, including travel bans and restrictions, limitations on public and private gatherings, business closures or operating restrictions, social distancing, and shelter-in-place orders.

The COVID-19 pandemic had a significant impact on our first quarter 2020 results, resulting in decreased revenues, negatively impacting our global supply chain and resulting in softer product demand due to the ongoing effects of the pandemic. Although we saw improvement in our subsequent quarterly results, due to the ongoing uncertainty of the COVID-19 pandemic and its effects on our business, there can be no guarantee that this trend will continue, and the ongoing COVID-19 pandemic could have a significant negative impact on our results in the future. Given the ongoing and dynamic nature of the COVID-19 virus and the worldwide response related thereto, it is difficult to predict the full impact of the ongoing COVID-19 pandemic on our business. Although the reported cases of COVID-19 have decreased in certain regions of the world, they have continued to increase in others, particularly following the 2020 holiday season, including the United States and other regions in which we operate, and it is uncertain when the pandemic or its effects will subside.  The impact of a continued COVID-19 outbreak or sustained measures taken to limit or contain the outbreak could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our suppliers and contract manufacturers could fail to provide equipment or service on a timely basis as a result of disruption to the global supply chain due to the ongoing COVID-19 pandemic. If such failures occur, we may be unable to provide products and services as and when requested by our customers. Because of the cost and delays that can be associated with transitioning from one supplier to another, our business could be substantially disrupted if we were required to, or chose to, replace the products or services of one or more major suppliers with products or services from another source, especially if the replacement became necessary on short notice. Any such disruption could increase our costs, decrease our operating efficiencies and have a material adverse effect on our business, results of operations and financial condition.

The extent to which the ongoing COVID-19 pandemic impacts us will depend on numerous evolving factors and future developments that we are not able to predict, including:

•	the duration of the pandemic, including the ability of governments and health care providers to timely distribute available vaccines and the efficacy of such vaccines;
•

governmental, business and other actions (which could include limitations on our operations or mandates to provide products or services) taken to limit the reach of the virus and the impact of the pandemic;

•	the impact on our supply chain;
•	the impact on our contracts with customers and suppliers, including potential disputes over whether COVID-19 constitutes a force majeure event;

•

our eligibility for and receipt of government assistance and tax benefits offered through the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and any other legislation enacted by the U.S. or other countries in which we operate to mitigate the economic effect of the COVID-19 pandemic;

•	the impact of the pandemic on worldwide economic activity;
•

the health of and the effect on our workforce and our ability to meet the staffing needs of our critical functions, particularly if members of our work force are infected with COVID-19, quarantined as a result of exposure to COVID-19 or unable to work remotely in areas subject to shelter-in-place orders;

•	any impairment in value of our tangible or intangible assets that could be recorded as a result of a weaker economic conditions; and
•

the potential effects on our internal controls including those over financial reporting as a result of changes in working environments such as shelter-in-place and similar orders that are applicable to our team members and business partners, among others.

Ongoing shelter-in-place orders could adversely impact our supply chains, operations and workforce, and remote working conditions could increase our susceptibility to a data breach.

In response to the ongoing COVID-19 pandemic, many foreign, local and state governments have instituted emergency restrictions that have substantially limited the operation of non-essential businesses and the activities of individuals. Although some governments have lifted these restrictions, it is uncertain whether such measures will be successful, and to date, many governments have reinstituted previously lifted restrictions due to a subsequent increase in COVID-19 cases. As a result of these restrictive measures taken to combat the spread of COVID-19, the majority of our workforce is working remotely from their homes. Remote working conditions may negatively affect our workforce’s productivity, result in disruptions to workflow and operations or make it more difficult for us to maintain proper internal controls over our financial reporting. Further, while we have taken steps to ensure the security of our data and to prevent security breaches, including through the use of authentications and VPNs, many of these measures have been deployed for the first time on a widespread and sustained basis, and there is no guarantee the data security and privacy safeguards we have put in place will be completely effective or that we will not encounter some of the common risks associated with employees accessing Company data and systems remotely. As a result, we may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by security breaches.  Further, these ongoing government restrictions have, and will continue to have, an adverse impact on our global supply chain.

Many of our customers operate in industries that have been disproportionately impacted by the COVID-19 pandemic, and the virus’s negative impact on their financial conditions and results of operations could have an adverse impact on our revenue.

While the industry in which we operate has not been directly impacted to the same extent as other industries, many of our customers in our Enterprise FiberLAN business operate in industries such as hospitality, education and stadiums/facilities management, each of which has been greatly impacted by the ongoing COVID-19 pandemic and the protective measures put in place by the local and state governments of the regions in which they operate, such as shelter-in-place orders, business closures, travel restrictions, operating restrictions and cancellations of large events. The adverse impacts that the virus and the accompanying protective measures have on our customers may influence their ability to purchase our products and solutions, make payments under their contracts with us, or it may lower their demand for our products and solutions as they take measures to cut costs and protect their businesses. As a result, our revenue may decline, which could have a material adverse effect on our results of operations and financial condition.

The ongoing COVID-19 pandemic could have a negative impact on the health of our employees which could be disruptive to our business and operations and may negatively impact productivity.

The ongoing COVID-19 pandemic has spread rapidly throughout the United States and the other regions in which we operate. As of December 31, 2020, there were more than 80 million positive tests for COVID-19 across the globe, with approximately 20 million in the United States. If the virus spreads over a large portion of our workforce, it could have a material adverse effect on our operations. Additionally, if any of our executive officers were to test positive for COVID-19, it could have an adverse effect on our operations, including increased responsibilities for other executives, disruptions in operations or the inability of our executives to focus on essential Company business.

In addition, depending on the extent and duration of the ongoing COVID-19 pandemic, we may be subject to significant increases in healthcare costs if a significant number of our personnel become infected with COVID-19 and require medical treatment. As a result, any significant increases in healthcare costs as a result of COVID-19 or otherwise could have a material adverse impact on our business, financial condition and results of operations.

Further, if any employee, contractor or customer tests positive for COVID-19 as a result of having visited one of our facilities, we could be subject to legal action alleging liability. While many jurisdictions have enacted laws or issued executive orders to protect businesses from claims such as these, there can be no guarantee that every jurisdiction in which we operate will enact such protection or that any claim against us will necessarily fall within the scope of that protection.

Special Note Regarding Forward-Looking Information

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act.  These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us.  Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.  This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry.  This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates and other statistical data.  In addition, projections, assumptions and estimates of our future performance and the future performance of the markets and economies in which we operate are necessarily subject to a high degree of uncertainty and risk.

All statements, other than statements of historical fact, included or incorporated herein by reference regarding our strategy, future operations, financial position, future revenues, earnings and Adjusted EBITDA, projected costs, plans, prospects and objectives are forward-looking statements.  We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, the negative of such words, and similar expressions to identify forward-looking statements. In addition, statements that refer to projections or estimates of earnings, Adjusted EBITDA, revenue, costs or other financial items in prior or future periods; our ability to satisfy our short- and long-term cash requirements; anticipated growth and trends in our business, industry or key markets; cost synergies, growth opportunities and other potential financial and operating benefits of past and future acquisitions; future growth and revenues from our products; our plans and our ability to refinance or repay our existing indebtedness prior to the applicable maturity dates; our ability to access other capital to fund our future operations; future economic conditions and performance; the impact of the global outbreak of COVID-19 and governmental responses thereto; the impact of interest rate and foreign currency fluctuations; the impact of the completed relocation of our corporate headquarters to Texas; anticipated performance of products or services; competition; plans, objectives and strategies for future operations, including our pursuit of strategic acquisitions and our continued investment in research and development; other characterizations of future events or circumstances; and all other statements that are not statements of historical fact, are forward-looking statements within the meaning of the Securities Act and the Exchange Act. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to:

•

the impact of the global COVID-19 pandemic and governmental responses thereto on the Company’s business and operations, including as a result of travel bans related thereto, the health and wellbeing of our employees in affected areas, disruption of our supply chain and softening of demands for our products;

•	our ability to realize the anticipated cost savings, synergies and other benefits of past and future acquisitions and any integration risks relating thereto;
•	our ability to generate sufficient revenue to achieve or sustain profitability;
•	our ability to raise additional capital to fund existing and future operations or to refinance or repay our existing indebtedness;
•	our ability to hire and retain key management and other personnel;
•	defects or other performance problems in our products;
•	any economic slowdown in the telecommunications industry that restricts or delays the purchase of our products by our customers, or delays in payments of accounts receivable by our customers;
•	commercial acceptance of our products;
•	intense competition in the communications equipment market from large equipment companies as well as private companies with products that address the same network needs as our products;
•	higher than anticipated expenses that we may incur;

•	any failure to comply with the periodic report filing and other requirements of The Nasdaq Stock Market for continued listing;
•	material weaknesses or other deficiencies in our internal control over financial reporting or in our disclosure controls; and
•

additional factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and from time to time in our other reports filed with the SEC.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

Use of Proceeds

We estimate that we will receive net proceeds of approximately $52.3 million from the sale of the shares of common stock offered by us in this offering, or approximately $60.2 million if the underwriters exercise their option to purchase additional shares of common stock in full, after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

We intend to use the net proceeds from this offering to repay the approximately $29.5 million in outstanding borrowings under the DNI Loans and for general corporate purposes, which may include funding acquisitions.

Interest is payable semi-annually on the March 2020 DNI Loan at an annual rate of 4.6% and the March 2020 DNI Loan matures on March 11, 2022. No principal payments are due on the March 2020 DNI Loan until the maturity date, but DNS Korea may prepay the loan, or a portion thereof, without penalty.  A portion of the March 2020 DNI Loan to repay in full and terminate the Company’s prior credit facilities. As of January 22, 2021, approximately $20.3 million was outstanding under the March 2020 DNI Loan and approximately $29.5 million was outstanding under all DNI Loans.

Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Capitalization

The following table sets forth our cash and cash equivalents and our consolidated capitalization as of September 30, 2020:

•	on a historical basis; and
•	on an as adjusted basis to give effect to this offering and the application of the net proceeds therefrom, including to repay the DNI Loans.

You should read this table in conjunction with our financial statements and notes that are incorporated by reference into this prospectus supplement for additional information about our capital structure.

	As of September 30, 2020
	Historical	As Adjusted
	(Dollars in thousands)
Cash and cash equivalents	$31,307	$55,446
Long-term debt including current maturities:
DNI Loans(1)	$28,167	$—
Total long-term debt	$28,167	$—
Stockholders’ equity:
Common stock, par value $0.001 per share, authorized 36,000 shares, 21,622 shares outstanding as of September 30, 2020; and 25,622 shares outstanding, as adjusted	$22	$26
Additional paid-in-capital	144,272	196,574
Accumulated other comprehensive loss	(5,173)	(5,173)
Accumulated deficit	(38,276)	(38,276)
Total stockholders’ equity	$100,845	$153,151
Total capitalization	$129,012	$153,151

__________________

(1)	As of January 22, 2021, approximately $29.5 million was outstanding under the DNI Loans.

Underwriting

Stifel, Nicolaus & Company, Incorporated and Needham & Company, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Stifel, Nicolaus & Company, Incorporated	1,400,000
Needham & Company, LLC	1,400,000
B. Riley Securities, Inc.	800,000
Craig Hallum Capital Group LLC	200,000
Northland Securities, Inc.	200,000
Total	4,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares of common stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to securities dealers at the public offering price less a concession not in excess of $0.546 per share. The shares of common stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance and subject to their right to reject any order in whole or in part. If all the shares are not sold at the public offering price, the underwriters may change the offering price and selling terms.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$14.00	$56,000,000	$64,400,000
Underwriting discounts and commissions	$0.91	$3,640,000	$4,186,000
Proceeds, before expenses, to us	$13.09	$52,360,000	$60,214,000

The expenses of the offering payable by us, not including the underwriting discount, are estimated at $600,000. We have agreed to reimburse the underwriters for expenses relating to clearing this offering with the Financial Industry Regulatory Authority in an amount of up to $7,500.

DNI, a significant stockholder of the Company, has indicated its intention to purchase from the underwriters approximately 600,000 shares of our common stock at the price per share paid by the public.  However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to DNI, or DNI may determine to purchase more, less or no shares in this offering.  Accordingly, there can be no assurance that DNI may participate, and if it does, there can be no assurance as to the number of shares that it may purchase.  If DNI purchases shares in this offering, the underwriters have agreed to reimburse us for any discounts or commissions with respect to such shares.  The disclosure in the table above does not give effect to the reimbursement of the discounts and commissions with respect to any shares that may be sold to DNI.

In connection with the offering, the Company expects to pay Alamo Capital (“Alamo”), an estimated fee of $200,000 for advisory services provided by William K. Woodruff (“Woodruff”) and Benjamin C. Bell, Jr. (“Bell”), each of whom is an Investment Banking Representative of Alamo. Woodruff and Bell are the principals of William K. Woodruff & Co, LLC (“WKW”).  Neither Alamo nor WKW are affiliates of any underwriter or related person.   Alamo and WKW are not acting as underwriters and have not sold or offered to sell any securities, and have not identified, solicited or engaged directly with potential investors.   In addition, Alamo and WKW have not underwritten or purchased any of the shares sold in the offering or otherwise participated in any such undertaking.

Option to Purchase Additional Shares

We have granted to the underwriters an option to purchase up to 600,000 additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

Lock-up Agreements

Pursuant to certain “lock-up” agreements, we and our directors and executive officers have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act, relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representatives, for a period of 90 days after the date of this prospectus supplement.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “DZSI.”

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•

Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriters may close out any short position by exercising their option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option. If the underwriters sell more shares than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering and one or more of underwriters participating in this offering may distribute prospectuses electronically.

Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area (each, an “EEA State”), no shares of common stock have been offered or will be offered pursuant to an offering to the public in that EEA State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that EEA State or, where appropriate, approved in another EEA State and notified to the competent authority in that EEA State, all in accordance with the EU Prospectus Regulation, except that offers of shares of common stock may be made to the public in that EEA State at any time under the following exemptions under the EU Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the representative; or

(c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation;

provided that no such offer of shares of common stock shall require us, the underwriters or any of our or their respective representatives to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision: (i) the expression an “offer to the public” in relation to any shares in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock; and (ii) the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to an offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any shares of common stock at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the shares of common stock shall require the company or the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering to the public is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering to the public and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Canada

The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

The shares of common stock offered by this prospectus have not been approved or disapproved by the Israel Securities Authority (the “ISA”), nor have such shares of common stock been registered for sale in Israel. The shares of common stock may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this prospectus, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the shares of common stock being offered.

This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the ISA. In the State of Israel, this document may be distributed only to, and may be directed only at, and any offer of the shares of common stock may be directed only at, (i) to the extent applicable, a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law (the “Addendum”) consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an Accredited Investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares of common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a Relevant Person, (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a Relevant Person which is a trust (where the trustee is not an Accredited Investor whose sole purpose is to hold investments and each beneficiary of the trust is an Accredited Investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares of common stock under Section 275 of the SFA except: (1) to an institutional Investor under Section 274 of the SFA or to a Relevant Person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The shares of common stock may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons (“Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Legal Matters

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Baker Botts L.L.P., Dallas, Texas.  Certain legal matters in connection with this offering will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

Experts

The audited financial statements of DASAN Zhone Solutions, Inc. (now known as DZS Inc.) as of December 31, 2019 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of DASAN Zhone Solutions, Inc. (now known as DZS Inc.) as of December 31, 2018 and for the year then ended incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed a registration statement on Form S-3 under the Securities Act with the SEC, of which this prospectus supplement forms a part.  The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement.  For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.  With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC.  The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.  The address of that website is http://www.sec.gov.

Our website address is http://dzsi.com.  The information on or accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement.  We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 24, 2020;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2020;
•	our Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2020, August 10, 2020 and November 6, 2020;
•

our Current Reports on Form 8-K filed with the SEC on January 6, 2020, March 2, 2020, March 10, 2020, March 27, 2020, May 27, 2020, June 19, 2020, August 3, 2020, August 19, 2020, August 27, 2020, October 7, 2020, December 4, 2020, January 4, 2021, and January 26, 2021 (each with File No. 000-32743); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2001, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus by writing or telephoning us at the following address:

DZS Inc.
5700 Tennyson Parkway, Suite 400

Plano, Texas 75024
Attention: Ted Moreau
(469) 327-1531

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Dasan Zhone Solutions, Inc.

$150,000,000

Common Stock

9,493,015 Shares of Common Stock

Offered by the Selling Stockholder

We may offer and sell from time to time, in one or more issuances and on terms that we will determine at the time of the offering, shares of our common stock, up to an aggregate amount of $150,000,000. In addition, the selling stockholder may from time to time offer and sell up to 9,493,015 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

This prospectus provides a general description of the securities we or the selling stockholder may offer. We will provide the specific terms of any offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

We or the selling stockholder may sell the securities to or through one or more underwriters, to other purchasers, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of our common stock will be stated in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DZSI.” On March 21, 2019, the last reported sale price for our common stock was $12.21 per share.

Investing in our common stock involves significant risks. Before buying our common stock, you should carefully read the discussion of the material risks of investing in our common stock in “Risk Factors” beginning on page 4 of this prospectus.

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or the selling stockholder may, at any time and from time to time, sell the shares of common stock as described in this prospectus.

This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we sell, or the selling stockholder sells, securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus or in any documents that we have incorporated by reference herein. Accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement or any related free writing prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of our common stock, the public offering price, the price paid for our common stock, the net proceeds and the other specific terms related to the offering of our common stock.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell our common stock contained in this prospectus, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the caption “Where You Can Find Additional Information” in this prospectus.

SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our common stock discussed under “Risk Factors” beginning on page 4 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “DZS,” the “Company” and similar designations refer to DASAN Zhone Solutions, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Business Overview

DASAN Zhone Solutions, Inc. (“DZS”, formerly known as Zhone Technologies, Inc.) was incorporated under the laws of the state of Delaware in June 1999. On September 9, 2016, DZS acquired Dasan Network Solutions, Inc. a California corporation (“DNS”), through the merger of a wholly owned subsidiary of Zhone Technologies, Inc. with and into DNS, with DNS surviving as our wholly owned subsidiary. We refer to this transaction as the “Merger.” At the effective date of the Merger, all issued and outstanding shares of capital stock of DNS held by its sole shareholder, DASAN Networks, Inc. (“DNI”), a company incorporated under the laws of the Republic of Korea (“Korea”), were canceled and converted into the right to receive shares of our common stock equal to 57.3% of our issued and outstanding common stock immediately following the Merger. In connection with the Merger, Zhone Technologies, Inc. changed its name to DASAN Zhone Solutions, Inc. The mailing address of our worldwide headquarters is 7195 Oakport Street, Oakland, California 94621, and our telephone number at that location is (510) 777-7000.

Company Overview

We are a global provider of ultra-broadband network access solutions and communications platforms deployed by advanced Tier 1, 2 and 3 service providers and enterprise customers. Our solutions are deployed by over 900 customers in more than 80 countries worldwide. Our ultra-broadband solutions are focused on creating significant value for our customers by delivering innovative solutions that empower global communication advancement by shaping the internet connection experience. Every connection matters, and the first connection to the internet and cloud services applications matters the most. Our principal focus is centered around enabling our customers to connect everything and everyone to the internet-cloud economy via ultra-broadband connectivity solutions.

We research, develop, test, sell, manufacture and support platforms in five major areas: broadband access, mobile backhaul, Ethernet switching with Software Defined Networking (“SDN”) capabilities, new enterprise solutions based on Passive Optical LAN (“POL”), and new generation of SDN/ Network Function Virtualization (“NFV”) solutions for unified wired and wireless networks. We have extensive regional development and support centers around the world to support our customer needs.

Keymile Acquisition

On January 3, 2019, ZTI Merger Subsidiary III Inc., a Delaware corporation and our wholly owned subsidiary, acquired all of the outstanding shares of Keymile GmbH, a limited liability company organized under the laws of Germany (“Keymile”), from Riverside KM Beteiligung GmbH, also a limited liability company organized under the laws of Germany, pursuant to a share purchase agreement. We refer to this transaction as the “Keymile Acquisition.” The aggregate cash purchase price paid for all of the shares of Keymile and certain of its subsidiaries was EUR 10,250,000 ($11.8 million), which was paid with a combination of cash, a loan from DNI, and a draw under our bank credit facility. Following the closing of the Keymile Acquisition, Keymile became our indirect wholly owned subsidiary.

Keymile is a leading solution provider and manufacturer of telecommunication systems for broadband access. We believe the Keymile Acquisition complements and strengthens our portfolio of broadband access solutions, which now includes a series of multi-service access platforms, including ultra-fast broadband copper access based on very-high-bit-rate DSL (“VDSL/Vectoring”) & G. Fast technology.

Broadband Access

Our broadband access products are at the core of our product strategy and offer a variety of options for carriers and service providers to connect residential and business customers. Our solutions allow carriers and service providers to either use high-speed fiber or leverage their existing deployed copper networks to offer broadband services to customer premises. Once our broadband access products are deployed, the service provider can offer voice, high-definition and ultra-high-definition video, high-speed internet access and business class services to their customers. We develop our broadband access products for all aspects of carrier and service provider access networks: customer premise equipment. Products include digital subscriber line (“DSL”) modems, Ethernet access demarcation devices, Gigabit passive optical network (“GPON”) terminals, 10 Gigabit (“10G”) passive optical network (“GPON/GEPON/XGPON1/XGSPON/NGPON2/10GEPON”) units and, Gigabit and 10G point-to-point Active Ethernet optical network terminals (“ONTs”). We also develop central office products, such as broadband loop carriers for DSL and voice-grade telephone service (“POTS”), high-speed digital subscriber line access multiplexers (“DSLAMs”) with G. Fast and VDSL capabilities, optical line terminals (“OLTs”) for passive optical distribution networks like GPONs, 10G passive optical networks and 10G point-to-point Active Ethernet.

Ethernet Switching

Our Ethernet switching products provide a high switching performance and manageable solution that bridges the gap from carrier access technologies to the core network. Over the past ten (10) years carriers have migrated access infrastructure to Ethernet from time-division multiplexing and asynchronous transfer mode systems. Our products can also be deployed in data centers, blurring the line between central office and data center. Our products support pure Ethernet switching as well as layer 3 IP and multiprotocol label switching (“MPLS”) and are currently being developed as part of the new programmable SDNs networks.

Mobile Backhaul

Our mobile backhaul products provide a robust, manageable and scalable solution for mobile operators that enable them to upgrade their mobile backhaul systems and migrate from 5G networks and beyond. We provide our mobile backhaul products to mobile operators or carriers who provide the transport for mobile operators. Our mobile backhaul products may be collocated at the radio access node base station and can aggregate multiple radio access node base stations into a single backhaul for delivery of mobile traffic to the radio access node network controller. We provide standard Ethernet/IP or MPLS interfaces and interoperate with other vendors in these networks. In recent years, mobile backhaul networks have been providing carriers with significant revenue growth, which has led to mobile backhaul becoming one of the most important parts of their networks.

Enterprise Passive Optical LAN

Our FiberLANTM portfolio of POL products are designed for enterprise, campus, hospitality and entertainment arena usage. Our portfolio includes high-performance, high-bandwidth switches connected to port extenders, which include units with integrated Power over Ethernet (“PoE”) to power a wide range of PoE-enabled access devices.

Our environmentally friendly FiberLAN POL solutions are one of the most cost-effective LAN technologies that can be deployed, allowing IT network managers to deploy a future-proof, low-maintenance, manageable solution that requires less space, air conditioning, copper and electricity than other alternatives.

The FiberLAN™ 2.0 portfolio is focused on a “plug and play” architecture for a new generation of distributed enterprise IT infrastructure that is both highly secure and bandwidth scalable with unified management of wireless and wireline end points/devices from a central network operations center with full visibility and management control of remote sites. Additionally, with SDN upgrades enterprise networks can be software programmed to autonomously monitor, reconfigure, diagnose and authenticate without the need for human intervention.

Software Defined Networks

Our SDN/NFV strategy is to develop tools and building blocks that will allow customers to migrate their networks’ full complement of legacy control plane and data plane devices to a centralized intelligent controller that can reconfigure the services of hundreds of network elements in real time for more controlled and efficient provision of services and bandwidth on a web scale basis. The latest evolution of our hardware-based solution are designed to support SDN/NFV architectures.

The adoption of SDN/NFV is a slow process in the service provider space, but is viewed as providing a better service for subscribers and a more efficient and cost-effective use of hardware resources for service providers. We will leverage our broadband access, mobile backhaul and Ethernet switching expertise to extract and virtualize many of the traditional legacy control and data plane functions to allow them to be run from the Cloud.

Website and Available Information

Our investor website address is http://investor-dzsi.com. The information on our website does not constitute part of this Registration Statement on Form S-3, or any other report, schedule or document we file or furnish to the SEC. On the “Investor Relations” section of our website at http://investor-dzsi.com, we make available the following filings available free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act.

RISK FACTORS

Investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and documents we file with the Securities and Exchange Commission, or the SEC, after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business Overview,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “forecast,” “project,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Additionally, statements concerning future matters such as our expectations of business and market conditions, development and commercialization of new products, enhancements of existing products or technologies, and other statements regarding matters that are not historical are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including research and development, license or technology acquisitions, the development of our products, sales and marketing initiatives, expansion of our U.S. and global commercial organizations, and general administrative expenses, working capital and capital expenditures. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending these ultimate uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its own accounts. We will not receive any of the proceeds from any sale of common stock by the selling stockholder.

SELLING STOCKHOLDER

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2019, as adjusted to reflect the securities that may be sold from time to time pursuant to this prospectus, by DASAN Networks Inc. (“DNI” or the “selling stockholder”). The shares of common stock offered hereunder include 9,493,015 shares of common stock held by DNI.

All of the shares of our common stock that are held by DNI were acquired by DNI on September 9, 2016, as part of  the Merger transaction in which we acquired DASAN Network Solutions, Inc. a California corporation (“DNS”), as described in the summary under the caption “Business Overview.” At the effective date of the Merger, all issued and outstanding shares of capital stock of DNS held by DNI (which was its sole shareholder) were canceled and converted into the right to receive shares of our common stock equal to 57.3% of our issued and outstanding common stock immediately following the merger.

In connection with the Merger, we entered into a Registration Rights Agreement with DNI, which among other things provides that DNI has the right to require us to register under a shelf registration statement, all of the shares of our common stock DNI obtained as a result of the merger.  DNI has requested that all of their shares be registered.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all shares that it beneficially owns.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being	Shares Beneficially Owned After the Offering(3)
	Shares	Percentage	Offered	Shares	Percentage
Selling Stockholder:
DASAN Networks, Inc.(2)	9,493,015	57.2%	9,493,015	--	--%

(1)	The percentage of beneficial ownership is calculated based on 16,596,483 shares of our common stock outstanding as of February 28, 2019.
(2)

Consists of 9,493,015 shares of our common stock held by DASAN Networks, Inc. The business address of DASAN Networks, Inc. is DASAN Tower, 49, Daewangpangyo-ro644Beon-gil, Bundang-gu, Seongnam-si, Gyeonggi-do, 463-400 Korea.

(3)

Assumes the sale of all shares of common stock registered pursuant to this prospectus, although, to our knowledge, the selling stockholder is not under any obligation to sell any shares of common stock at this time.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell the common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

▪	at a fixed price or prices, which may be changed;
▪	at market prices prevailing at the time of sale;
▪	at prices related to such prevailing market prices; or
▪	at negotiated prices.

We or the selling stockholder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you will describe the terms of the offering of the securities, including, to the extent applicable:

▪	the name or names of any underwriters or distributing agents, if any;
▪	the purchase price of the securities and the proceeds we will receive from the sale;
▪	any over-allotment options under which underwriters may purchase additional securities from us;
▪	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
▪	any public offering price;
▪	any discounts or concessions allowed or reallowed or paid to dealers; and
▪	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF COMMON STOCK TO BE REGISTERED

The following summary of the material terms of our common stock summarizes the material terms, is not complete, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our restated certificate of incorporation and our amended and restated bylaws.  For the complete terms of our common stock, please refer to our restated certificate of incorporation and our amended and restated bylaws, each as may be amended from time to time.

General

We have authorized 61,000,000 shares of capital stock, par value $0.001 per share, of which 36,000,000 are shares of common stock and 25,000,000 are shares of preferred stock. As of March 6, 2019, there were 16,596,483 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any series of preferred stock which we may designate and issue in the future. Our common stock is listed on NASDAQ under the symbol “DZSI”.

Dividends

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors, subject to any applicable restrictions under our debt and credit agreements, and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and such other factors as the Board of Directors may deem relevant.

Voting Rights

Except as otherwise required by law or by our restated certificate of incorporation, each holder of common stock is entitled to cast one vote for each share of common stock standing in such holder’s name on the stock transfer records of the Company.

Liquidation and Distribution

Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to ratably receive our net assets remaining for distribution after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

The terms of the offering price and the net proceeds to us will be contained in the applicable prospectus supplement, and other offering material, relating to such offer.

Transfer Agent and Registrar

Our transfer agent and registrar for our capital stock is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 505000, Louisville, KY 40233, and its telephone number is (800) 942-5909.

LEGAL MATTERS

The validity of the shares of common stock offered through this prospectus has been passed on by DLA Piper LLP (US), East Palo Alto, California.

EXPERTS

The financial statements of DASAN Zhone Solutions, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Keymile GmbH included in Exhibit 99.3 of DASAN Zhone Solutions, Inc.’s Current Report on Form 8-K/A (filed on March 18, 2019) have been so incorporated in reliance on the report (which contains a qualified opinion relating to the consolidated financial statements not including comparative figures or required transition disclosures as required by IFRS 1, “First-time adoption of International Financial Reporting Standards,” as discussed in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers GmbH, independent auditors, given on the authority of said firm as experts in auditing and accounting.  PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschat is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains this filed registration statement, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

Upon the effective date of this Registration Statement and thereafter, we will file with the SEC annual and quarterly periodic reports on Forms 10-K and 10-Q, respectively, current reports on Form 8-K, as well as proxy statements on Schedule DEF 14A, as needed. We are not required to deliver annual reports to our stockholders and at this time we do not intend to do so. We encourage our stockholders, however, to access and review all materials that we will file with the SEC at http://www.sec.gov. Our SEC file number is 000-32743.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 12, 2019 (File No. 000-32743);

•	Our Current Reports on Form 8-K filed with the SEC on January 3, 2019 (and the related Form 8-K/A filed on March 18, 2019), February 28, 2019 and February 28, 2019 (each with File No. 000-32743); and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2001 (File No. 000-32743), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

On the “Investor Relations” section of our website at http://investor-dzsi.com, we make available our public filings available free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. We will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus, if requested in writing or by telephone, any such request should be directed to:

DASAN Zhone Solutions, Inc.

7195 Oakport Street

Oakland, California 94621

Attention: Pei Hung

(510) 7777000

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A., whose address is Computershare, P.O. Box 505000, Louisville, KY 40233.

Listing

Our common stock is listed on NASDAQ under the symbol “DZSI”.

4,000,000 Shares

Common Stock

Joint Book-Running Managers

Stifel	Needham & Company	B. Riley Securities
Co-Managers
Craig-Hallum Capital Group		Northland Capital Markets

PROSPECTUS SUPPLEMENT

January 26, 2021